UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN	38401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On the date hereof, Community First, Inc. (the “Company”) issued a press release announcing termination of the memorandum of understanding described in more detail under Item 8.01, a copy of which is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

On October 5, 2015, Community First Bank & Trust (the “Bank”), a wholly owned subsidiary of the Company, received written notice from its primary regulators that the memorandum of understanding that the agencies had entered into with the Bank in the fourth quarter of 2014 had been terminated effective September 29, 2015. With the termination of the memorandum of understanding, the Bank is no longer subject to any supervisory orders from its primary federal and state regulators.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated October 7, 2015, issued by Community First, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Louis E. Holloway
Name:	Louis E. Holloway
Title:	Chief Executive Officer

Date: October 7, 2015

EXHIBIT INDEX

Exhibit No.	Item Description

99.1	Press release dated October 7, 2015, issued by Community First, Inc.